SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 24, 2004


                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                     0-27002                 94-3333649
            --------                     -------                 ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 24, 2004, International DisplayWorks, Inc., through its subsidiary International DisplayWorks (Hong Kong) Limited (the "Company"), signed an Asset Purchase Agreement with Grand Pacific Petrochemical Corporation, parent of Grand Pacific Optoelectronics of Taiwan ("GPO") to purchase substantially all of the equipment used by GPO in the production of color displays and display module assemblies for the purchase price of U.S. $6 million to be paid to the seller from an escrow account in accordance with the terms of the Agreement. The equipment will be used by the Company for the same purposes of producing color displays and display module assemblies. The consideration was determined by negotiation, and funds raised by the Company in a recent private placement are being used to make the purchase. A copy of the Asset Purchase Agreement between the parties is furnished as an exhibit hereto and incorporated by reference into this Item 2.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     See description under Item 2 above.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             Exhibit
             Number       Description
             -------      -----------

               10.1 Asset Purchase Agreement by and between International DisplayWorks (Hong Kong) Limited and Grand Pacific Petrochemical Corporation, dated June 24, 2004

               99.1 Press Release Announcing Agreement to Purchase Color Display Manufacturing Equipment

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 24, 2004                    INTERNATIONAL DISPLAYWORKS, INC.
                                         a Delaware corporation


                                         /s/ Alan M. Lefko
                                         ---------------------------------------
                                         Alan M. Lefko
                                         Vice President of Finance and Secretary